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Emerson Reports Third Quarter 2019 Results

•	Net sales of $4.7 billion increased 5 percent, or 2 percent on an underlying basis

•	GAAP earnings per share were $0.97, down 13 percent versus prior year, and were $0.94, up 7 percent, excluding discrete tax benefits in both years

•	Operating cash flow was $946 million; Free cash flow was $825 million, reflecting net earnings conversion of 135 percent

•	$1.9 billion returned to shareholders year-to-date, including $1 billion of share repurchases

•	Targeting additional $250 million share repurchases in fiscal 2019

•	Maintained 2019 EPS guidance range of $3.60 to $3.70

ST. LOUIS, August 6, 2019 – Emerson (NYSE: EMR) today reported results for the third quarter ended June 30, 2019.
Third quarter net sales were up 5 percent, with underlying sales up 2 percent excluding unfavorable currency of 2 percent and a positive impact from acquisitions of 5 percent. Growth was below management expectations across both business platforms due to softer conditions in global discrete manufacturing end markets and cooler, wet weather conditions in North America that unfavorably impacted air conditioning and construction markets. These factors also weighed on Emerson's trailing three-month underlying orders growth, which moderated to 2 percent in June.
Third quarter gross profit margin of 42.7 percent was down 90 basis points compared with the prior year, primarily reflecting dilution from recent acquisitions and unfavorable mix. Pretax margin of 16.4 percent and EBIT margin of 17.3 percent were both down 80 basis points, reflecting dilution from recent acquisitions. Pretax margin was up 160 basis points compared with the second quarter of 2019, as solid operating execution mitigated the profit impact of slower than expected sales growth. Total segment margin of 18.1 percent was down 160 basis points compared with the prior year, and was up 120 basis points compared with the second quarter of 2019, reflecting strong sequential leverage of 65 percent, above management expectations.

GAAP earnings per share were $0.97 in the quarter, down 13 percent versus the prior year, and were $0.94, up 7 percent, excluding a discrete tax benefit of $0.03 this year and a prior year one-time tax benefit of $0.24 related to the Tax Cuts and Jobs Act.
Third quarter operating cash flow was up 2 percent to $946 million, and free cash flow was up 3 percent to $825 million. Conversion of net earnings to free cash flow was 135 percent in the quarter.
"Trends remain solid in our global process and hybrid markets, and we continue to see consistent growth in our long-cycle businesses. Global discrete end markets decelerated in the third quarter, and our North America growth was further hampered by subdued upstream oil and gas demand,” said Chairman and Chief Executive Officer David N. Farr. "In our Commercial & Residential Solutions business, cooler, wet weather negatively affected North America air conditioning sales and orders growth; however, we remain optimistic that demand will recover, supported by a solid macroeconomic backdrop and improving weather patterns early in the fiscal fourth quarter. Demand in Asia, which bottomed in December 2018, continued to improve through the quarter.
"For our shareholders, we've returned $1.9 billion year-to-date, including $1 billion of share repurchases. In light of our strong cash flow profile and lower planned acquisition spend this year, we will opportunistically repurchase up to $250 million of shares in the fourth quarter of 2019."

Business Platform Results
Automation Solutions net sales increased 5 percent in the quarter, with underlying sales up 3 percent excluding unfavorable currency of 3 percent and a positive impact from acquisitions of 5 percent. June trailing three-month underlying orders were up 4 percent, below management expectations. North American upstream oil and gas investment activity remained soft, and global discrete end markets slowed. Demand in process and hybrid end markets was stable in North America and continued to be robust elsewhere. Growth continued to reflect maintenance and repair (MRO) demand and brownfield investment activity focused on expansion and optimization of existing facilities. Our power systems and solutions business for conventional power generation markets accelerated in the quarter and was positive across all world areas, reflecting strong upgrade demand, competitive migration activity and growth of power plant digital twin projects. Large, long-cycle project bookings continued in the quarter, driving the June backlog up 6 percent year-over-year to $4.9 billion, providing visibility into early 2020.
In the Americas, underlying sales increased 1 percent, reflecting slower discrete end markets and soft upstream oil and gas activity. The industrial solutions business, which primarily serves discrete manufacturing end markets through distribution, was down mid-single digits on an underlying basis, reflecting softer short-cycle demand and some rebalancing of channel inventory. Upstream oil and gas investment activity remained muted, while midstream and downstream end markets trended favorably. The systems business was up mid-single digits, reflecting steady MRO spending and project activity.

Asia, Middle East & Africa underlying sales growth was up 7 percent, supported by continued infrastructure investment across Asia and mid-single digit growth in Middle East & Africa. Europe was up 1 percent, reflecting steady demand in most key end markets, including oil and gas, chemicals and life sciences.
Margin decreased 150 basis points to 15.7 percent and was down 10 basis points to 17.1 percent excluding the Aventics and GE Intelligent Platforms acquisitions. Compared with the second quarter, margin improved 90 basis points, reflecting strong operating execution on slower than expected sales growth.
For the full year, management expects approximately 7 percent net sales growth and 5 percent underlying sales growth, reflecting a lower outlook for global discrete end markets and continued softness in North American upstream oil and gas markets. For the full year, margin is expected to be approximately 16 percent, including higher restructuring investments in the fourth quarter. We continue to increase planned restructuring investments and other actions appropriate for a slower growth environment in the near-term.
Commercial & Residential Solutions net sales increased 4 percent in the quarter, with underlying sales down 1 percent excluding unfavorable currency of 1 percent and a positive impact from acquisitions of 6 percent. June trailing three-month underlying orders were down 1 percent, below management expectations. North American air conditioning markets slowed sharply late in the quarter as cooler weather and heavy precipitation in key regions slowed demand.
In the Americas, underlying sales were up 1 percent, reflecting stable professional tools end markets and the impact of unfavorable weather conditions in air conditioning markets. Europe was up 1 percent, supported by stable demand in professional tools markets, partially offset by softer cold chain and commercial air conditioning demand. The Asia, Middle East & Africa region was down 6 percent. China was down 2 percent in the quarter and continued a trend of steady improvement since underlying sales growth bottomed in the first quarter, down 30 percent.
Margin decreased 190 basis points to 22.4 percent and was down 70 basis points to 23.6 percent, excluding the Tools & Test acquisition. Compared with the second quarter of 2019, price-cost trended favorably and helped the business deliver over 40 percent sequential leverage on incremental sales. We expect strong operational execution to drive year-over-year improvement in fourth quarter profitability, further aided by easing material cost pressures and the lapping of Section 301 Tariffs in July.
For the full year, management expects approximately 4 percent net sales growth with flat underlying sales growth, reflecting continued improvement in Asia and a favorable outlook in North American residential and commercial air conditioning markets. Margin is expected to be approximately 21 percent, including higher planned restructuring investments in the fourth quarter.

2019 Outlook
The following table presents the updated 2019 guidance framework. The GAAP earnings per share range is expected to be $3.60 to $3.70, which reflects lower sales expectations and higher levels of planned restructuring investments in the fourth quarter, offset by improvement in the estimated full-year tax rate and lower corporate expenses. We expect full year restructuring spend and other actions of approximately $100 million, which is up approximately $30 million since short-cycle end markets began to soften in the second fiscal quarter.
In the fourth quarter, we expect a discrete tax benefit of approximately $0.05 and full-year tax rate of approximately 21 percent, including the benefit of discrete items. We estimate our operational tax rate will settle at approximately 23.5 percent going forward as we continue to optimize our global two-platform operating structure.

Sales Growth Guidance		EPS and Cash Flow Guidance
Net Sales Growth	~6%	GAAP EPS	$3.60 – $3.70
Acquisitions Impact	5%	Tax Rate	~21%
Foreign Currency Translation Impact	(2%)	Operating Cash Flow	~$3.1B
Underlying Sales Growth	~3%	Free Cash Flow	~$2.5B
Automation Solutions	~5%
Commercial & Residential Solutions	~Flat
“Trends around the world indicate a somewhat slower growth environment in the near-term, with gross fixed investment growth moderating to a range of 2 to 3 percent. We are prioritizing restructuring investments to align our cost base with these lower near-term growth expectations and to position for continued strong profitability and cash flow across both business platforms in 2020,” Farr said. “We believe this slowdown is caused by many factors, including trade tensions, that have contributed to an uncertain business investment climate, and not by an overbuilt industrial asset base in this cycle. Consequently, a lifting of geopolitical uncertainties and easing of tensions could re-accelerate global business investment spending back to levels we had anticipated at our February Investor Conference.
“Like Emerson, our customers need to invest in their businesses to prepare to meet the needs of the global economy in 2021 and 2022, and they, like Emerson, are reviewing capital projects to prioritize spending in a slower environment. In some cases, we see a delay in the timing of certain projects, but we do not see projects being canceled.
“The capital spending cycle remains intact. We anticipate the cycle stretching out a bit given the current dynamics, but our project funnel remains healthy and we continue to steadily convert projects to orders and sales, as evidenced by the strength of our long-cycle businesses.”

Upcoming Investor Events
Today, beginning at 2 p.m. Eastern Time, Emerson management will discuss the third quarter 2019 results during an investor conference call. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will remain available for 90 days.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

(tables attached)

			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended June 30		Percent
	2018	2019	Change

Net sales	$4,456	$4,684	5%
Costs and expenses:
Cost of sales	2,514	2,683
SG&A expenses	1,058	1,126
Other deductions, net	77	65
Interest expense, net	39	43
Earnings before income taxes	768	767	—%
Income taxes	49	155
Net earnings	719	612
Less: Noncontrolling interests in earnings of subsidiaries	7	8
Net earnings common stockholders	$712	$604	(15)%

Diluted avg. shares outstanding	632.9	619.0

Diluted earnings per share common share	$1.12	$0.97	(13)%

	Quarter Ended June 30
	2018	2019
Other deductions, net
Amortization of intangibles	$47	$60
Restructuring costs	14	20
Other	16	(15)
Total	$77	$65

			Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Nine Months Ended June 30		Percent
	2018	2019	Change

Net sales	$12,520	$13,401	7%
Costs and expenses:
Cost of sales	7,147	7,714
SG&A expenses	3,088	3,348
Other deductions, net	243	172
Interest expense, net	113	134
Earnings before income taxes	1,929	2,033	5%
Income taxes	327	429
Net earnings	1,602	1,604
Less: Noncontrolling interests in earnings of subsidiaries	16	15
Net earnings common stockholders	$1,586	$1,589	—%

Diluted avg. shares outstanding	636.5	621.6

Diluted earnings per common share	$2.49	$2.55	2%

	Nine Months Ended June 30
	2018	2019
Other deductions, net
Amortization of intangibles	$154	$177
Restructuring costs	38	40
Other	51	(45)
Total	$243	$172

		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2018	2019
Assets
Cash and equivalents	$3,411	$1,603
Receivables, net	2,730	2,901
Inventories	1,805	2,061
Other current assets	630	785
Total current assets	8,576	7,350
Property, plant & equipment, net	3,260	3,614
Goodwill	5,745	6,544
Other intangible assets	2,157	2,691
Other	749	1,118
Total assets	$20,487	$21,317

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$2,862	$1,877
Accounts payable	1,647	1,785
Accrued expenses	2,392	2,453
Income taxes	53	103
Total current liabilities	6,954	6,218
Long-term debt	3,126	4,336
Other liabilities	1,947	1,959
Total equity	8,460	8,804
Total liabilities and equity	$20,487	$21,317

		Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2018	2019
Operating activities
Net earnings	$1,602	$1,604
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	557	609
Changes in operating working capital	(286)	(352)
Other, net	(5)	(59)
Net cash provided by operating activities	1,868	1,802

Investing activities
Capital expenditures	(314)	(395)
Purchases of businesses, net of cash and equivalents acquired	(770)	(385)
Divestitures of businesses	223	10
Other, net	(71)	(91)
Cash used in investing activities	(932)	(861)

Financing activities
Net increase in short-term borrowings	1,581	427
Proceeds from long-term debt	—	1,691
Payments of long-term debt	(251)	(655)
Dividends paid	(924)	(909)
Purchases of common stock	(1,000)	(1,000)
Other, net	34	21
Cash used in financing activities	(560)	(425)

Effect of exchange rate changes on cash and equivalents	(27)	(6)
Increase in cash and equivalents	349	510
Beginning cash and equivalents	3,062	1,093
Ending cash and equivalents	$3,411	$1,603

		Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2018	2019
Sales
Automation Solutions	$2,870	$3,025

Climate Technologies	1,236	1,199
Tools & Home Products	356	463
Commercial & Residential Solutions	1,592	1,662

Eliminations	(6)	(3)
Net sales	$4,456	$4,684

Earnings
Automation Solutions	$494	$477

Climate Technologies	294	278
Tools & Home Products	93	93
Commercial & Residential Solutions	387	371

Differences in accounting methods	57	64
Corporate and other	(131)	(102)
Interest expense, net	(39)	(43)
Earnings before income taxes	$768	$767

Restructuring costs
Automation Solutions	$9	$15

Climate Technologies	4	4
Tools & Home Products	—	1
Commercial & Residential Solutions	4	5

Corporate	1	—
Total	$14	$20

		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2018	2019
Sales
Automation Solutions	$8,213	$8,834

Climate Technologies	3,286	3,171
Tools & Home Products	1,041	1,390
Commercial & Residential Solutions	4,327	4,561

Eliminations	(20)	6
Net sales	$12,520	$13,401

Earnings
Automation Solutions	$1,316	$1,328

Climate Technologies	712	650
Tools & Home Products	276	286
Commercial & Residential Solutions	988	936

Differences in accounting methods	163	188
Corporate and other	(425)	(285)
Interest expense, net	(113)	(134)
Earnings before income taxes	$1,929	$2,033

Restructuring costs
Automation Solutions	$26	$26

Climate Technologies	11	8
Tools & Home Products	—	5
Commercial & Residential Solutions	11	13

Corporate	1	1
Total	$38	$40

Reconciliations of Non-GAAP Financial Measures & Other			Table 7

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

Q3 2019 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	5%	4%	5%
(Favorable) / Unfavorable FX	3%	1%	2%
Acquisitions	(5)%	(6)%	(5)%
Underlying*	3%	(1)%	2%

FY 2019E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	~ 7%	~ 4%	~6%
(Favorable) / Unfavorable FX	~ 2%	~ 1%	~ 2%
Acquisitions	~ (4)%	~ (5)%	~ (5)%
Underlying*	~ 5%	~ -%	~ 3%

EBIT Margin	Q3 FY18	Q3 FY19	Change
Pretax margin (GAAP)	17.2%	16.4%	(80) bps
Interest expense, net	0.9%	0.9%	- bps
Earnings before interest and taxes margin*	18.1%	17.3%	(80) bps

Q3 Business Segment EBIT	Q3 FY18	Q3 FY19	Change
Pretax margin (GAAP)	17.2%	16.4%	(80) bps
Corp. & other, differences in accounting methods & interest
expense, net % of sales	2.5%	1.7%	(80) bps
Business segment EBIT margin*	19.7%	18.1%	(160) bps

FY19 Business Segment EBIT	Q2 FY19	Q3 FY19	Change
Pretax margin (GAAP)	14.8%	16.4%	160 bps
Corp. & other, differences in accounting methods & interest
expense, net % of sales	2.1%	1.7%	(40 bps)
Business segment EBIT margin*	16.9%	18.1%	120 bps

Automation Solutions Segment EBIT Margin	Q3 FY18	Q3 FY19	Change
Automation Solutions Segment EBIT margin (GAAP)	17.2%	15.7%	(150) bps
Aventics & GE Intelligent Platforms impact	—%	1.4%	140 bps
Automation Solutions Segment EBIT margin, excluding	17.2%	17.1%	(10) bps
Aventics and GE Intelligent Platforms*

Commercial & Residential EBIT Margin	Q3 FY18	Q3 FY19	Change
Commercial & Residential EBIT margin (GAAP)	24.3%	22.4%	(190) bps
Tools & Test impact	—%	1.2%	120 bps
Commercial & Residential EBIT margin, excluding	24.3%	23.6%	(70) bps
Tools & Test*

- more -

Earnings Per Share	Q3 FY18	Q3 FY19	Change
Earnings per share (GAAP)	$1.12	$0.97	(13)%
Discrete tax benefits	(0.24)	(0.03)	20%
Earnings per share excluding discrete tax benefits*	$0.88	$0.94	7%

Q3 Cash Flow	Q3 FY18	Q3 FY19	Change
Operating cash flow (GAAP)	$924	$946	2%
Capital expenditures	(120)	(121)	1%
Free cash flow*	$804	$825	3%

FY 2019E Cash Flow	FY 2019E
Operating cash flow (GAAP)	$3,100
Capital expenditures	~ (600)
Free cash flow*	$2,500

Cash Flow to Net Earnings Conversion	Q3 FY19
Operating cash flow to net earnings (GAAP)	155%
Capital expenditures	(20)%
Free cash flow to net earnings*	135%

Note: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.

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